                                IMC GLOBAL INC.

                            (a Delaware corporation)


             Debt Securities, Warrants to Purchase Debt Securities,
                     Series Preferred Stock, Common Stock,
            Warrants to Purchase Common Stock and Currency Warrants

                  ___________________________________________

                             UNDERWRITING AGREEMENT

                  ____________________________________________

                            Dated:  October 20, 1998

                               Table of Contents

                                                                                      Page
                                                                                      ----
SECTION 1.  Representations and Warranties                                              4
       (a)  Representations and Warranties by the Company                               4
       (1)  Compliance with Registration Requirements                                   4
       (2)  Incorporated Documents                                                      5
       (3)  Independent Accountants                                                     5
       (4)  Financial Statements                                                        5
       (5)  No Material Adverse Change in Business                                      6
       (6)  Good Standing of the Company                                                6
       (7)  Good Standing of Subsidiaries                                               6
       (8)  Capitalization                                                              7
       (9)  Authorization of this Underwriting Agreement and Terms Agreement            7
      (10)  Authorization of Common Stock                                               7
      (11)  Authorization of Series Preferred Stock                                     7
      (12)  Authorization of Senior Debt Securities, Subordinated Debt Securities
            and/or Convertible Debt Securities                                          8
      (13)  Authorization of the Indentures                                             8
      (14)  Authorization of Warrants                                                   8
      (15)  Authorization of Warrant Agreement                                          9
      (16)  Authorization of Underlying Securities                                      9
      (17)  Descriptions of the Underwritten Securities, Underlying Securities,
            Indentures and Warrant Agreement.                                          10
      (18)  Absence of Defaults and Conflicts.                                         10
      (19)  Absence of Labor Dispute.                                                  11
      (20)  Absence of Proceedings.                                                    11
      (21)  Accuracy of Exhibits.                                                      11
      (22)  Absence of Further Requirements.                                           11
      (23)  Possession of Intellectual Property.                                       11
      (24)  Possession of Licenses and Permits.                                        12
      (25)  Title to Property.                                                         12
      (26)  Commodity Exchange Act.                                                    12
      (27)  Investment Company Act.                                                    13
      (28)  Environmental Laws.                                                        13
       (b)  Officers' Certificates                                                     13

SECTION 2.  Sale and Delivery to Underwriters; Closing                                 13
       (a)  Underwritten Securities                                                    13
       (b)  Option Underwritten Securities                                             14
       (c)  Payment                                                                    14
       (d)  Denominations; Registration                                                15

SECTION 3   Covenants of the Company.........................................15
       (a)  Compliance with Securities Regulations and Commission Requests...15
       (b)  Filing of Amendments.............................................15
       (c)  Delivery of Registration Statements..............................15
       (d)  Delivery of Prospectuses.........................................16
       (e)  Continued Compliance with Securities Laws........................16
       (f)  Blue Sky Qualifications..........................................16
       (g)  Earnings Statement...............................................17
       (h)  Reservation of Securities........................................17
       (i)  Rating of Securities.............................................17
       (j)  DTC..............................................................17
       (k)  Use of Proceeds..................................................17
       (l)  Listing..........................................................17
       (m)  Restriction on Sale of Securities................................17
       (n)  Reporting Requirements...........................................17
SECTION 4   Payment of Expenses..............................................17
       (a)  Expenses.........................................................17
       (b)  Termination of Agreement.........................................18
SECTION 5   Conditions of Underwriters' Obligations..........................18
       (a)  Effectiveness of Registration Statement..........................18
       (b)  Opinion of Counsel for Company...................................19
       (c)  Opinion of Counsel for Underwriters..............................19
       (d)  Officers' Certificate............................................19
       (e)  Accountant's Comfort Letter......................................20
       (f)  Bring-down Comfort Letter........................................20
       (g)  Ratings..........................................................20
       (h)  Approval of Listing..............................................21
       (i)  No Objection.....................................................21
       (j)  Lock-up Agreements...............................................21
       (k)  Over-Allotment Option............................................21
       (l)  Additional Documents.............................................22
       (m)  Termination of Terms Agreement...................................22
SECTION 6   Indemnification..................................................22
       (a)  Indemnification of Underwriters..................................22
       (b)  Indemnification of Company, Directors and Officers...............23
       (c)  Actions against Parties; Notification............................24
       (d)  Settlement without Consent if Failure to Reimburse...............24
SECTION 7   Contribution.....................................................24
SECTION 8   Representations, Warranties and Agreements to Survive Delivery...26

SECTION 9.  Termination...............................................................26
        (a) Underwriting Agreement....................................................26
        (b) Terms Agreement...........................................................26
        (c) Liabilities...............................................................27
SECTION 10. Default by One or More of the Underwriters................................27
SECTION 11. Notices...................................................................27
SECTION 12. Parties...................................................................28
SECTION 13. GOVERNING LAW AND TIME....................................................28
SECTION 14. Effect of Headings........................................................28

                                IMC GLOBAL INC.
                            (a Delaware corporation)

             Debt Securities, Warrants to Purchase Debt Securities,
                     Series Preferred Stock, Common Stock,
            Warrants to Purchase Common Stock and Currency Warrants



                             UNDERWRITING AGREEMENT

                                                                October 20, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

          IMC Global Inc., a Delaware corporation (the "Company"), proposes to issue and sell up to $700,000,000 aggregate initial public offering price of its
(i) unsecured debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities"), and which may be convertible into shares of common stock, par value $1.00 per share ("Common Stock"), of the Company (the "Convertible Debt Securities," and, together with the Senior Debt Securities and the Subordinated Debt Securities, the "Debt Securities"), (ii) warrants to purchase Debt Securities (the "Debt Warrants"),
(iii) shares of series preferred stock (the "Series Preferred Stock"), which may be convertible into shares of Common Stock, (iv) shares of Common Stock, (v) warrants to purchase shares of Common Stock (the "Stock Warrants") and (vi) warrants to receive from the Company the cash value in U.S. dollars of the right to purchase ("Currency Call Warrants") or to sell ("Currency Put Warrants," and, together with the Currency Call Warrants, the "Currency Warrants") such foreign currency or currency units as shall be designated by the Company at the time of the offering, or any combination thereof, from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale.

          The Series Preferred Stock will be issued in one or more series and each series of Series Preferred Stock may vary, as applicable, as to the title, specific number of shares, rank, stated value, liquidation preference, dividend rate or rates (or method of calculation), dividend payment dates, redemption provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities (as defined below)) and any other variable terms as set forth in the applicable certificate of designations (each, the "Certificate of Designations") relating to such series of Series Preferred Stock.

     The Senior Debt Securities will be issued in one or more series as senior indebtedness under an indenture, dated as of August 1, 1998 (the "Senior Indenture"), between the Company and The Bank of New York, as trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued in one or more series as subordinated indebtedness under an indenture (the "Subordinated Indenture", and collectively with the Senior Indenture, the "Indentures", and each, an "Indenture"), between the Company and a trustee to be named prior to the offering of any Subordinated Debt Securities, as trustee (the "Subordinated Trustee", and collectively with the Senior Trustee, the "Trustees", and each, a "Trustee"). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities) and any other variable terms established by or pursuant to the applicable Indenture.

     Each issue of Stock Warrants, Debt Warrants and Currency Warrants (collectively, the "Warrants") will be issued pursuant to a separate warrant agreement (each, a "Warrant Agreement") between the Company and the warrant agent identified therein (each, a "Warrant Agent"). The Warrants may vary, as applicable, as to, among other terms, title, type, specific number, exercise dates or periods, exercise price(s), expiration date(s) and terms of the related Underlying Securities.

     As used herein, "Securities" shall mean the Common Stock, Stock Warrants, Series Preferred Stock, Senior Debt Securities, Subordinated Debt Securities Convertible Debt Securities, Debt Warrants or Currency Warrants, or any combination thereof, initially issuable by the Company and "Underlying Securities" shall mean the Common Stock, Senior Debt Securities, Subordinated Debt Securities or Convertible Debt Securities issuable upon exercise of the Warrants, as applicable, or upon conversion of the Series Preferred Stock or Convertible Debt Securities, as applicable.

     Whenever the Company determines to make an offering of Securities through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), or through an underwriting syndicate managed by Merrill Lynch, the Company will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, Merrill Lynch and such other underwriters, if any, selected by Merrill Lynch (the "Underwriters", which term shall include Merrill Lynch, whether acting as sole Underwriter or as a member of an underwriting syndicate, as well as any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Securities shall specify the number or aggregate principal amount, as the case may be, of Securities to be initially issued (the "Initial Underwritten Securities"), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter other than Merrill Lynch acting as co-manager in connection with such offering, the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Initial

Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Initial Underwritten Securities and any other material variable terms of the Initial Underwritten Securities, as well as the material variable terms of any related Underlying Securities. In addition, if applicable, such Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Securities to cover over-allotments, if any, and the number or aggregate principal amount, as the case may be, of Securities subject to such option (the "Option Underwritten Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of any Option Underwritten Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and Merrill Lynch, acting for itself and, if applicable, as representative of any other Underwriters. Each offering of Underwritten Securities through Merrill Lynch as sole Underwriter or through an underwriting syndicate managed by Merrill Lynch will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

     The Company has filed with the Securities and Exchange Commission (the "Commission") registration statements on Form S-3 (Nos. 333-41713 and 333-63503) for the registration of the Securities and the Underlying Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statements have been declared effective by the Commission and each Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the applicable Terms Agreement and each such post-effective amendment has been declared effective by the Commission. Such registration statements (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), are collectively referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Underwritten Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Terms Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Underwriting Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A

"preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the execution of the applicable Terms Agreement; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, after the execution of the applicable Terms Agreement.

  SECTION 1.  Representations and Warranties.


  (a) Representations and Warranties by the Company. The Company represents and warrants to Merrill Lynch, as of the date hereof, and to each Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:

        (1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Senior Indenture has been duly qualified under the 1939 Act.

          At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the

     Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

          Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations").

        (3) Independent Accountants. The accountants who certified the financial statements and any supporting schedules of the Company and its subsidiaries, of Harris Chemical Group, Inc. and its subsidiaries ("Harris"), of Harris Chemical Australia Pty Ltd. & its controlled entities ("Penrice") and of Freeport-McMoRan Inc. ("FTX") included in the Registration Statement and the Prospectus are independent public accountants with respect to the Company and its subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

        (4) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as indicated therein or in the notes thereto and, except that data with respect to unaudited interim periods do not contain footnote disclosure and reflect adjustments which the management of the Company considers necessary to present fairly in all material respects the financial information for such periods. The financial statements, together with the related schedules and notes, of Harris included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of Harris and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of Harris and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as indicated therein or in the notes thereto and, except that data with respect to unaudited interim periods do not contain footnote disclosure and reflect adjustments which the management of the Company considers necessary to present fairly in all material respects the financial information for such periods. The financial statements, together with the related schedules and notes, of Penrice included in the Registration Statement and the Prospectus present fairly the financial position of Penrice and its controlled entities at the dates indicated and the statement of operations, stockholders' equity and cash flows of Penrice and its controlled entities for the periods specified; said financial statements have been prepared in conformity with Australian GAAP applied on a consistent basis throughout the periods involved, except as indicated therein or in the notes thereto and, except that data with respect to unaudited interim periods do not contain footnote disclosure and reflect adjustments which the management of the Company considers necessary to present fairly in all material respects the financial information for such periods. The financial statements, together with the related schedules and notes, of FTX included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of FTX at the date indicated and the statement of operations, stockholders' equity and cash flows of FTX for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as indicated therein or in the notes thereto and, except that data with respect to unaudited interim periods do not contain footnote disclosure and reflect adjustments which the management of the Company considers necessary to present fairly in all material respects the financial information for such periods. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

        (5) No Material Adverse Change in Business.   Since the respective dates
     as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular quarterly dividends on the Company's outstanding common stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

        (6) Good Standing of the Company.   The Company has been duly organized
     and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Underwriting Agreement and the applicable Terms Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

        (7) Good Standing of Subsidiaries.   Each "significant subsidiary" of
     the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case maybe, has corporate or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus or in Schedule A hereto, all of the issued and outstanding capital stock of each corporate Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, and all of the partnership interests of each partnership Subsidiary have been duly authorized and validly issued and are owned by the Company, directly or through subsidiaries, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or partnership interests, as the case may be, of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are listed on Schedule A hereto.

        (8) Capitalization. If the Prospectus contains a "Capitalization" section, the authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under such section (except for subsequent issuances thereof, if any, contemplated under this Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of outstanding capital stock of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of the outstanding shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

        (9) Authorization of this Underwriting Agreement and Terms Agreement. This Underwriting Agreement has been, and the applicable Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Company.

        (10) Authorization of Common Stock.   If the Underwritten Securities
     being sold pursuant to the applicable Terms Agreement include Common Stock, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement.
     Such Underwritten Securities, when issued and delivered by the Company pursuant to this Underwriting Agreement and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of such Underwritten Securities is or will be subject to personal liability by reason of being such a holder.

        (11) Authorization of Series Preferred Stock.   If the Underwritten
     Securities being sold pursuant to the applicable Terms Agreement include Series Preferred Stock, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and delivered by the Company pursuant to this Underwriting Agreement and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of such Underwritten Securities is or will be subject to personal liability by reason of being such a holder. The applicable Certificate of Designations will be in full force and effect prior to the Closing Time.

        (12) Authorization of Senior Debt Securities, Subordinated Debt
     Securities and/or Convertible Debt Securities.   If the Underwritten
     Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities, Subordinated Debt Securities and/or Convertible Debt Securities, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Debt Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

        (13) Authorization of the Indentures.   If the Underwritten Securities
     being sold pursuant to the applicable Terms Agreement include Senior Debt Securities, Subordinated Debt Securities, Convertible Debt Securities and/or Debt Warrants, each applicable Indenture has been, or prior to the issuance of the Debt Securities thereunder will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

        (14) Authorization of Warrants.   If the Underwritten Securities being
     sold pursuant to the applicable Terms Agreement include Warrants, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement.
     Such Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Warrant Agreement and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits provided by such Warrant Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

        (15) Authorization of Warrant Agreement.   If the Underwritten
     Securities being sold pursuant to the applicable Terms Agreement include Warrants, each applicable Warrant Agreement has been, or prior to the issuance of such Underwritten Securities will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

        (16) Authorization of Underlying Securities.   If the Underlying
     Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Common Stock, such Underlying Securities have been, or as of the date of such Terms Agreement will have been, duly authorized and reserved for issuance by the Company upon exercise of the Stock Warrants or upon conversion of the related Series Preferred Stock or Convertible Debt Securities, as applicable. If the Underlying Securities include Common Stock, such Underlying Securities, when issued upon such exercise or conversion, as applicable, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company.
     No holder of such Common Stock is or will be subject to personal liability by reason of being such a holder. If the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities, Subordinated Debt Securities and/or Convertible Debt Securities, such Underlying Securities have been, or as of the date of such Terms Agreement will have been, duly authorized for issuance by the Company upon the exercise of the Debt Warrants. Such Underlying Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered in accordance with the terms of the Debt Warrants, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Debt Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

        (17) Descriptions of the Underwritten Securities, Underlying Securities,
     Indentures and Warrant Agreement.   The Underwritten Securities being sold
     pursuant to the applicable Terms Agreement and each applicable Indenture and Warrant Agreement, as of each Representation Date, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

        (18) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults as are disclosed in the Prospectus or that would not result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement, the applicable Terms Agreement and each applicable Indenture, Warrant Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein, therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities, the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds" and the issuance of any Underlying Securities) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or partnership agreement, as the case may be, of the Company or any of its subsidiaries or, to the best of the Company's knowledge, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company or any of its subsidiaries (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (19) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

          (20) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which would, individually or in the aggregate, reasonably be expected to materially and adversely affect the properties and assets of the Company and its subsidiaries considered as one enterprise or the consummation of the transactions contemplated under the Prospectus, this Underwriting Agreement, the applicable Terms Agreement or any applicable Indenture or Warrant Agreement or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

          (21) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (22) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Underwriting Agreement or the applicable Terms Agreement or for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Underwritten Securities and any related Underlying Securities or the consummation of the transactions contemplated under the Prospectus, this Underwriting Agreement, such

     Terms Agreement or any applicable Indenture or Warrant Agreement.

          (23) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

         (24) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except as disclosed in the Prospectus or where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except as disclosed in the Prospectus or where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (25) Title to Property. The Company and its subsidiaries have good and marketable title to all material real property owned by the Company and its subsidiaries and good title to all material personal property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (A) are described in the Registration Statement and the Prospectus or (B) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease, except such as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (26) Commodity Exchange Act. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Debt Securities or if any related Underlying Securities include Debt Securities, as the case may be, such Debt Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

          (27) Investment Company Act. The Company is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (28) Environmental Laws. Except as otherwise stated in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

     (b) Officers' Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

     SECTION 2.  Sale and Delivery to Underwriters; Closing.
     ------------------------------------------------------

     (a) Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

     (b) Option Underwritten Securities. Subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement, an option to the Underwriters, severally and not jointly, to purchase up to the number or aggregate principal amount, as the case may be, of the Option Underwritten Securities set forth therein at a price per Option Underwritten Security equal to the price per Initial Underwritten Security, less an amount equal to any dividends or distributions declared by the Company and paid or payable on the Initial Underwritten Securities but not payable on the Option Underwritten Securities. Such option, if granted, will expire 30 days after the date of such Terms Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by Merrill Lynch to the Company setting forth the number or aggregate principal amount, as the case may be, of Option Underwritten Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Underwritten Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by Merrill Lynch and the Company. If the option is exercised as to all or any portion of the Option Underwritten Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total number or aggregate principal amount, as the case may be, of Option Underwritten Securities then being purchased which the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in such Terms Agreement bears to the total number or aggregate principal amount, as the case may be, of Initial Underwritten Securities, subject to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of a fractional number or aggregate principal amount, as the case may be, of Option Underwritten Securities.

     (c) Payment. Payment of the purchase price for, and delivery of, the Initial Underwritten Securities shall be made at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 9:00 A.M. (Eastern time) on the third business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called

"Closing Time"). In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Underwritten Securities, payment of the purchase price for, and delivery of such Option Underwritten Securities, shall be made at the above-mentioned offices of Brown & Wood llp, or at such other place as shall be agreed upon by Merrill Lynch and the Company, on the relevant Date of Delivery as specified in the notice from Merrill Lynch to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Merrill Lynch for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. The Underwritten Securities or certificates for the Underwritten Securities, as applicable, shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Underwritten Securities or certificates for the Underwritten Securities, as applicable, will be made available for examination and packaging by Merrill Lynch in The City of New York not later than 10:00 A.M. (Eastern time) on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company. The Company covenants with Merrill Lynch and with each Underwriter participating in the offering of Underwritten Securities, as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify Merrill Lynch immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will, during the period when the Prospectus is required to be delivered under the 1933 Act, give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for the Underwriters shall object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to Merrill Lynch and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to Merrill Lynch, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities and any related Underlying Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Merrill Lynch may designate and will maintain such qualifications in effect for a period of not less than one year from the date of the applicable Terms Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Underwritten Securities or any related Underlying Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of such Terms Agreement.

     (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Reservation of Securities. If the applicable Terms Agreement specifies that any related Underlying Securities include Common Stock, the Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue such Underlying Securities upon exercise of the related Warrants, as applicable, or upon conversion of the Series Preferred Stock or Convertible Debt Securities, as applicable.

     (i) Rating of Securities. Unless the Underwritten Securities being sold pursuant to the applicable Terms Agreement related solely to Common Stock or Stock Warrants, the Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Underwritten Securities.

     (j) DTC. The Company will cooperate with the Underwriters and use its reasonable best efforts to permit Underwritten Securities and any related Underlying Securities, as applicable, to be eligible for clearance and settlement through the facilities of The Depository Trust Company (the "DTC").

     (k) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds".

     (l) Listing. The Company will use its best efforts to effect the listing of the Underwritten Securities and any related Underlying Securities, prior to the Closing Time, on any national securities exchange or quotation system if and as specified in the applicable Terms Agreement.

     (m) Restriction on Sale of Securities. Between the date of the applicable Terms Agreement and the Closing Time or such other date specified in such Terms Agreement, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, the securities specified in such Terms Agreement.

     (n) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4.  Payment of Expenses.
     -------------------------------

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement or the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits and any documents incorporated therein by reference) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any agreement among Underwriters, the Indentures, any Warrant Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Underwritten Securities or any related Underlying Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities and any related Underlying Securities, any certificates for the Underwritten Securities or such Underlying Securities, as applicable, to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Underwritten Securities to the Underwriters and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustees and any Warrant Agent, and their respective counsel, (v) the qualification of the Underwritten Securities and any related Underlying Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities and any related Underlying Securities, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities and any related Underlying Securities, if applicable, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Underwritten Securities and any related Underlying Securities, (x) the fees and expenses of any Underwriter acting in the capacity of a "qualified independent underwriter" (as defined in subparagraph (b)(l5) of Rule 2720 of the Conduct Rules of the NASD), if applicable.

     (b) Termination of Agreement. If the applicable Terms Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or
Section 9(b)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities and any related Underlying Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

     (b) Opinions of Counsel for Company. At Closing Time, Merrill Lynch shall have received (i) the favorable opinion, dated as of Closing Time, of Kirkland & Ellis (a partnership including professional corporations), special counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request and
(ii) the favorable opinion, dated as of Closing Time, of the General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c) Opinion of Counsel for Underwriters. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood llp, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in (1) (solely as to existence and good standing of the Company), (2), (3) to (10), as applicable (it being understood that any opinion required with respect to the Underwritten Securities or Underlying Securities, as the case may be, not being subject to preemptive or other similar rights of the securityholders of the Company shall be limited to such rights arising by operation of law or under the charter or by-laws of the Company), (11), (12) (solely as to the information in the Prospectus under "Description of Debt Securities," "Description of Debt Warrants," "Description of Series Preferred Stock and Common Stock," "Description of Stock Warrants" and "Description of Currency Warrants" or any caption purporting to describe any such Securities), (16), (17), (20) and the penultimate paragraph of Exhibit B hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to Merrill Lynch. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

  (d) Officers' Certificate. At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officers' knowledge, are threatened by the Commission.

  (e) Accountant's Comfort Letter. At the time of the execution of the applicable Terms Agreement, Merrill Lynch shall have received from Ernst & Young LLP, PricewaterhouseCoopers LLP, Arthur Andersen, Chartered Accountants and Arthur Andersen LLP letters, each dated such date, in form and substance reasonably satisfactory to Merrill Lynch, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

  (f) Bring-down Comfort Letter. At Closing Time, Merrill Lynch shall have received from Ernst & Young LLP, PricewaterhouseCoopers LLP, Arthur Andersen, Chartered Accountants and Arthur Andersen LLP letters, each dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

  (g) Ratings. At Closing Time and at any relevant Date of Delivery, unless the Underwritten Securities being sold pursuant to the applicable Terms Agreement relate solely to Common Stock or Stock Warrants, the Underwritten Securities shall have the ratings accorded by any "nationally recognized statistical rating organization", as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and the Company shall have delivered to Merrill Lynch a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to Merrill Lynch, confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Underwritten Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Underwritten Securities or any of the Company's other securities.

  (h) Approval of Listing. At Closing Time, the Underwritten Securities shall have been approved for listing, subject only to official notice of issuance, if and as specified in the applicable Terms Agreement.

  (i) No Objection. If the Registration Statement or an offering of Underwritten Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

  (j) Lock-up Agreements. On the date of the applicable Terms Agreement, Merrill Lynch shall have received, in form and substance satisfactory to it, each lock-up agreement, if any, specified in such Terms Agreement as being required to be delivered by the persons listed therein.

  (k) Over-Allotment Option. In the event that the Underwriters are granted an over-allotment option by the Company in the applicable Terms Agreement and the Underwriters exercise their option to purchase all or any portion of the Option Underwritten Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, Merrill Lynch shall have received:

          (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (2) The favorable opinion of (i) Kirkland & Ellis (a partnership including professional corporations), special counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof, and (ii) the General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof.

          (3) The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (4) Letters from Ernst & Young LLP, PricewaterhouseCoopers LLP, Arthur Andersen, Chartered Accountants and Arthur Andersen LLP, in form and substance reasonably satisfactory to Merrill Lynch and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to Merrill Lynch pursuant to Section 5(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

          (5) Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Underwritten Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Underwritten Securities or any of the Company's other securities.

  (l) Additional Documents.   At Closing Time and at each Date of Delivery,
counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to Merrill Lynch and counsel for the Underwriters.

  (m) Termination of Terms Agreement.   If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Underwritten Securities on such Date of Delivery) may be terminated by Merrill Lynch by notice to the Company at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7 and 8 shall survive any such termination and remain in full force and effect.

  SECTION 6.  Indemnification.

  (a) Indemnification of Underwriters.   The Company agrees to indemnify and
hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and provided, further, that as to any preliminary prospectus this indemnity agreement shall not inure to the benefit of any Underwriter or any person controlling that Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Underwritten Securities to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in said amended or supplemented Prospectus and the delivery thereof was required by law and would have constituted a complete defense to the claim of that person, unless such failure resulted from non-compliance by the Company with Section 3(a) or (b). For purposes of the second proviso to the immediately preceding sentence, the term Prospectus shall not be deemed to include the documents incorporated by reference therein, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in a preliminary prospectus or supplement thereto or the Prospectus to any person. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any controlling person of that Underwriter.

  (b) Indemnification of Company, Directors and Officers.   Each Underwriter
severally
agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

  (c) Actions against Parties; Notification.   Each indemnified party shall give
notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

  (d) Settlement without Consent if Failure to Reimburse.   If at any time an
indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 7. Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

          The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

  SECTION 9.  Termination.

  (a) Underwriting Agreement. This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by Merrill Lynch upon the giving of 30 days' prior written notice of such termination to the other party hereto.

  (b) Terms Agreement.   Merrill Lynch may terminate the applicable Terms
Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Underwritten Securities or any related Underlying Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of Merrill Lynch, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the NASDAQ National Market System has been suspended or materially limited (other than in accordance with New York Stock Exchange Rules 80A and 80B or any similar rules of the American Stock Exchange or the NASDAQ National Market System regarding limitations on trading during significant market declines and extraordinary market volatility), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Underwritten Securities or any related Underlying Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

  (c) Liabilities.   If this Underwriting Agreement or the applicable Terms
Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7 and 8 shall survive such termination and remain in full force and effect.

  SECTION 10.  Default by One or More of the Underwriters.   If one or more of
the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Underwritten Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in (i) a termination of the applicable Terms Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Underwritten Securities, as the case may be, either Merrill Lynch or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

  SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at Sears Tower Building, Suite 5500, Chicago, Illinois 60606, attention of Janet Mitchell; and notices to the Company shall be directed to it at 2100 Sanders Road, Northbrook, Illinois 60062-6146, attention of the Corporate Secretary.

  SECTION 12.  Parties.   This Underwriting Agreement and the applicable Terms
Agreement shall each inure to the benefit of and be binding upon the Company, Merrill Lynch and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

  SECTION 13.  GOVERNING LAW AND TIME.   THIS UNDERWRITING AGREEMENT AND ANY
APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

  SECTION 14.  Effect of Headings.   The Article and Section headings herein and
the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between Merrill Lynch and the Company in accordance with its terms.

                                      Very truly yours,

                                      IMC GLOBAL INC.

                                      By: /s/ E. Paul Dunn, Jr.
                                         ____________________________________
                                         Name:  E. Paul Dunn, Jr.
                                         Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED,
 as of the date first above written:
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED

By: /s/ Janet Mitchell
   _____________________________
       Authorized Signatory

                                                                       Exhibit A

                                IMC GLOBAL INC.
                            (a Delaware Corporation)

             Debt Securities, Warrants to Purchase Debt Securities,
                      Series Preferred Stock, Common Stock
            Warrants to Purchase Common Stock and Currency Warrants

                                TERMS AGREEMENT
                                ---------------

                                                                October __, 1998

To:  IMC Global Inc.
     2100 Sanders Road
     Northbrook, Illinois 60062-6146

Ladies and Gentlemen:

          We understand that IMC Global Inc., a Delaware corporation (the
"Company"), proposes to issue and sell [$           aggregate principal amount
of its [senior] [subordinated] [convertible] debt securities (the "Debt
Securities")] [        warrants (the "Debt Warrants") to purchase $
aggregate principal amount of [senior] [subordinated] [convertible] debt
securities]] [         shares of its series preferred stock (the "Series
Preferred Stock")] [             shares of its common stock, par value $1.00 per
share (the "Common Stock")] [        warrants (the "Stock Warrants") to purchase
Common Stock] [                 warrants (the "Currency Warrants") to receive
from the Company the cash value in U.S. dollars of the right to purchase ("Currency Call Warrants") or to sell ("Currency Put Warrants") such foreign currency or currency units as shall be designated by the Company at the time of the offering] ([such securities also being hereinafter referred to as] the "[Initial] Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we [the underwriters named below (the "Underwriters")] offer to purchase [, severally and not jointly,] the [[number] [principal] [amount] of] Underwritten Securities [opposite their names set forth below] at the purchase price set forth below [, and a proportionate share of Option Underwritten Securities set forth below, to the extent any are purchased].

                                            [Number]
                                            [Principal Amount]
Underwriter                                 of [Initial] Underwritten Securities
--------------------------------------------------------------------------------

                                            ________________
Total                                       [$]
                                            ===============

     The Underwritten Securities shall have the following terms:

                                 [Common Stock]
                                 --------------

Title:

Number of shares:
Number of Option Underwritten Securities:
Initial public offering price per share:  $
Purchase price per share:  $
Listing requirements:
Black-out provisions:
Lock-up provisions:
Other terms and conditions:
Closing date and location:

                            [Series Preferred Stock]
                            ------------------------

Title:

Rank:
Ratings:
Number of shares:
Number of Option Underwritten Securities:
Dividend rate (or formula) per share:  $
Dividend payment dates:
Stated value:  $
Liquidation preference per share:  $
Redemption provisions:
Sinking fund requirements:
Conversion provisions:
Listing requirements:
Black-out provisions:
Lock-up provisions:
Initial public offering price per share: $___ plus accumulated dividends, if any, from _____

Purchase price per share:  $___ plus accumulated dividends, if any, from _____

Other terms and conditions:

Closing date and location:

                               [Debt Securities]
                                ----------------

Title:

Rank:
Ratings:
Aggregate principal amount:
Denominations:
Currency of payment:
Interest rate or formula:
Interest payment dates:
Regular record dates:
Stated maturity date:
Redemption provisions:
Sinking fund requirements:
Conversion provisions:
Listing requirements:
Black-out provisions:
Fixed or Variable Price Offering: [Fixed] [Variable] Price Offering

     If Fixed Price Offering, initial public offering price per share:       %
     of the principal amount, plus accrued interest [amortized original issue discount], if any, from _________________.

Purchase price per share: ___% of principal amount, plus accrued interest [amortized original issue discount], if any, from _________________.

Form:
Other terms and conditions:
Closing date and location:

                       [Stock] [Debt] [Currency] Warrants
                       ----------------------------------

Title:

Type:
Number:
Warrant Agent:
Issuable jointly with [Common Stock] [Debt Securities]:  [Yes]  [No]

     Number of [Stock] [Debt] [Currency] Warrants issued with each [share of Common Stock] [$__________ principal amount of Debt Securities]:

Date(s) from which or period(s) during which [Stock] [Debt] [Currency] Warrants are exercisable:

Date(s) on which [Stock] [Debt] [Currency] Warrants expire:

Exercise price(s):
Initial public offering price:  $
Purchase price:  $
[Title of Underlying Securities:]
[[Number of shares] [Principal amount] purchasable upon exercise of one [Stock] [Debt] Warrant:]

[Terms of Underlying Securities:]
[Currency Warrants:
 Currency Call Warrants:    [Yes]  [No]
 Currency Put Warrants:    [Yes]  [No]
 Foreign Currency or Currency Unit:]
Other terms and conditions:
Closing date and location:

     All of the provisions contained in the Company's Underwriting Agreement, dated October 20, 1998 (the "Underwriting Agreement"), are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise specified herein, terms defined in the Underwriting Agreement are used herein as therein defined.

     This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed wholly in such State.

     If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the undersigned a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement among the Underwriters named herein and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                              Very truly yours,

                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED

                              By: _________________________
                                    Authorized Signatory

                              [Acting on behalf of itself and the other named Underwriters.]

Accepted:

IMC GLOBAL INC.


By: _________________________
    Name:
    Title:

                                                            Exhibit B

                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(i)

  (1) The Company is a corporation existing and in good standing under the General Corporation Law of the State of Delaware. The Company is qualified to do business and is in good standing in those states listed on Exhibit A attached hereto, which we have been informed by the Company are the only states in which the Company is qualified to do business as a foreign corporation.

  (2) The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement and the applicable Terms Agreement.

  (3) The Underwriting Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

  (4) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Common Stock --] The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and delivered by the Company pursuant to the Underwriting Agreement and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company arising by operation of law or under the charter or by-laws of the Company or, to the best of our knowledge, under any agreement or instrument to which the Company may be bound. No holder of the Underwritten Securities is or will be subject to personal liability by reason of being such a holder. The form of certificate used to evidence the Underwritten Securities is in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the charter or by-laws of the Company and with the requirements of the New York Stock Exchange.

  (5) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Series Preferred Stock --] The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and delivered by the Company pursuant to the Underwriting Agreement and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company arising by operation of law or under the charter or by-laws of the Company or, to the best of our knowledge, under any agreement or instrument to which the Company may be bound. No holder of the Underwritten Securities is or will be subject to personal liability by reason of being such a holder. The form of certificate used to evidence the Series Preferred Stock is in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the charter or by-laws of the Company and with the requirements of the New York Stock Exchange.

  (6) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities, Subordinated Debt Securities and/or Convertible Debt Securities --] The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Debt Securities payable in a foreign or corporate currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. The Underwritten Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

  (7) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities, Subordinated Debt Securities, Convertible Debt Securities and/or Debt Warrants--] The [Each] applicable Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

  (8) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants --] The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Warrant Agreement and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits provided by such Warrant Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

  (9) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants --] The [Each] applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Warrant Agent) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

  (10) [Include if the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Common Stock --] The Underlying Securities have been duly authorized and reserved for issuance by the Company [upon exercise of the Stock Warrants] [upon conversion of the related [Series Preferred Stock] [Convertible Debt Securities]. The Underlying Securities, when issued upon such [exercise] [conversion], will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company arising by operation of law or under the charter or by-laws of the Company or, to the best of our knowledge, under any agreement or instrument to which the Company may be bound. No holder of the Underlying Securities is or will be subject to personal liability by reason of being such a holder. [Include if the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities, Subordinated Debt Securities and/or Convertible Debt Securities --] The Underlying Securities have been duly authorized for issuance by the Company upon exercise of the Debt Warrants. The Underlying Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered in accordance with the terms of the Debt Warrants, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Debt Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

  (11) The Underwritten Securities being sold pursuant to the applicable Terms Agreement and the [each] applicable [Indenture] [Warrant Agreement] conform, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform, in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

  (12) The information in the Prospectus under "Description of Debt Securities," "Description of Debt Warrants," "Description of Series Preferred Stock and Common Stock," "Description of Stock Warrants" and "Description of Currency Warrants" or any caption purporting to describe any such Underwritten Securities and under "Certain Federal Tax Considerations" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of laws, governmental rules, regulations, documents (including the charter and by-laws of the Company, the Underwritten Securities, the applicable Indenture or Warrant Agreement and the applicable Terms Agreement), or legal conclusions, has been reviewed by us and in our opinion is correct in all material respects.

  (13) The execution, delivery and performance of the Underwriting Agreement, the applicable Terms Agreement and the [each] applicable [Indenture] [Warrant Agreement] by the Company and the consummation of the transactions contemplated therein and in the Registration Statement and the Prospectus (including the issuance and sale by the Company of the Underwritten Securities in accordance with the Underwriting Agreement and the applicable Terms Agreement and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds" and the issuance of any Underlying Securities) do not (i) violate the charter or by-laws of the Company, (ii) constitute a violation by the Company of any applicable provisions of any law, statute or regulation (except that we express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Underwriting Agreement would be permitted) or
(iii) whether with or without the giving of notice or lapse of time or both, breach, or result in a default under, any existing obligation of the Company or any of its Subsidiaries under any of the agreements listed on Schedule I to this opinion (provided that we express no opinion as to compliance with any financial test or cross-default provision except insofar as any such cross-default provision relates to a default under an agreement listed on Schedule I to this opinion), except in each case as would not reasonably be expected to have a Material Adverse Effect.

  (14) We have no knowledge about any legal or governmental proceeding that is pending or threatened against the Company or any of its subsidiaries but is not disclosed in the Prospectus that has caused us to conclude that disclosure of such proceeding is required by Item 103 of Regulation S-K under the 1933 Act. We have no knowledge about any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject that has caused us to conclude that such contract, indenture, mortgage, loan agreement, note, lease or other instrument is required to be described in the Prospectus but is not so described in the Prospectus.

  (15) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

  (16) The Registration Statement (including any Rule 462(b) Registration Statement) has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to

Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

  (17) The Registration Statement (including any Rule 462(b) Registration Statement) and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement (including any Rule 462(b) Registration Statement) and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and each Trustee's Statement of Eligibility on Form T-1 (the "Form T-1s"), as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

  (18) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

  (19) The Company is not required to obtain any consent, approval, authorization or order of any court or governmental agency or authority (except such as may be required under the 1933 Act, the 1934 Act, the 1939 Act and the security or blue sky laws of the various states (and the rules and regulations thereunder), as to which we express no opinion in this paragraph) for the due authorization, execution and delivery of the Underwriting Agreement or the applicable Terms Agreement by the Company or for the issuance, delivery and sale of the Underwritten Securities pursuant to the Underwriting Agreement or for the consummation of the transactions contemplated under the Prospectus, the Underwriting Agreement, the applicable Terms Agreement and the [each] applicable [Indenture] [Warrant Agreement] (including the use of proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds" and the issuance of any Underlying Securities).

  (20) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Debt Securities or if any related Underlying Securities include Debt Securities --] The [Each] applicable Indenture has been duly qualified under the 1939 Act.

  (21) The Company is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

         Nothing has come to our attention that would lead us to believe that the Registration Statement (including any Rule 462(b) Registration Statement) or any post-effective amendment thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom and for the Form T-1s, as to which [we] [I] make no statement), at the time the Registration Statement (including any Rule 462(b) Registration

Statement) or any post-effective amendment thereto (including the filing of the Company's Annual Report on Form 10-K with the Commission) became effective or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit C

                     FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                               SECTION 5(b)(ii)

     (1) The Company and each of its Subsidiaries (other than IMC-Agrico Company) have been duly incorporated and are existing and in good standing under the general corporation laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except where the failure to be so incorporated, existing or qualified would not result in a Material Adverse Effect) and have the corporate power necessary to own, lease and operate their respective properties and to conduct their respective businesses as described in the Prospectus.

     (2) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and, to the undersigned's knowledge, none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company.

     (3) Except as disclosed Registration Statement and the Prospectus or Schedule A to the Underwriting Agreement, all of the outstanding shares of capital stock of each Subsidiary (other than IMC-Agrico Company) have been duly authorized and validly issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all security interests, mortgages, pledges, liens, encumbrances, equities or claims; to the undersigned's knowledge, none of the outstanding shares of capital stock of any Subsidiary (other than IMC-Agrico Company) was issued in violation of any preemptive or similar rights of any securityholder of such Subsidiary.

     (4) IMC-Agrico Company, a Delaware general partnership, is a general partnership duly formed and existing under the laws of the State of Delaware, has the partnership power necessary to own, lease or operate its properties and to conduct its business as described in the Prospectus.

     (5) All of the outstanding partnership interests of IMC-Agrico Company have been duly authorized and are owned as disclosed in the Prospectus, free and clear of all security interests, mortgages, pledges, liens, encumbrances, equities or claims; none of such partnership interests was issued in violation of any preemptive or similar rights of any holder of IMC-Agrico Company partnership interests.

     (6) To my knowledge, and other than as set forth or contemplated in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Prospectus, Underwriting Agreement, the applicable Terms Agreement or the [any] applicable [Indenture] [Warrant Agreement] or the performance by the Company of its obligations thereunder.

     (7) The execution, delivery and performance of the Underwriting Agreement, the applicable Terms Agreement and the [each] applicable [Indenture] [Warrant Agreement] by the Company and the consummation of the transactions contemplated therein and in the Registration Statement and the Prospectus (including the issuance and sale by the Company of the Underwritten Securities in accordance with the Underwriting Agreement and the applicable Terms Agreement, the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds" and the issuance of any Underlying Securities) do not
(i) violate the charter or by-laws of the Company, (ii) constitute a violation by the Company of any applicable provision of any law, statute, regulation, judgment, order or decree known to me (except that I express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Underwriting Agreement would be permitted) or (iii) whether with or without the giving of notice or lapse of time or both, breach, or result in a default under, any existing obligation of the Company or any of its subsidiaries under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its subsidiaries is a party or to which any of the property of the Company or any of its subsidiaries is subject (provided that I express no opinion as to compliance with any financial test), except in each case as would not reasonably be expected to have a Material Adverse Effect.

     (8) To my knowledge, except as disclosed in the Prospectus, neither the Company nor any Subsidiary (i) is in violation of its charter, by-laws or partnership agreement, as applicable, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property is subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii), for such defaults, violations or failures that would not reasonably be expected to have a Material Adverse Effect.

     (9) The information in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 under the caption "Other Matters - Environmental Matters" in Part I, Item 1, and under Part I, Item 3, and in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 under Part II,
Item 1, to the extent that it constitutes matters of law, summaries of legal matters or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects as of the date filed with the Commission.

                                                                      Schedule A

                       List of Significant Subsidiaries
                       --------------------------------


GSL corporation*,
  a Delaware corporation

Harris Chemical Europe Limited,
  an England corporation

Harris Chemical North America, Inc.,
  a Delaware corporation

IMC AgriBusiness Inc.,
  a Delaware corporation

IMC-Agrico Company,
  a Delaware general partnership

IMC Central Canada Potash Inc.,
  a Delaware corporation

IMC Chemicals Inc.*,
  a Delaware corporation

IMC Global Operations Inc.,
  a Delaware corporation

IMC Global Potash Holdings Inc.,
  a Delaware corporation

IMC Inorganic Chemicals Inc.,
  a Delaware corporation

IMC Kalium Carlsbad Potash Company,
  a Delaware corporation

IMC Kalium Ltd.,
  a Delaware corporation



______________________________

* Common stock has been pledged for the benefit of 10.25% Senior Secured Discount Notes due July 15, 2001 issued

                                    Sch-A-1
by Harris Chemical North America, Inc. and 8.5% Senior Secured Notes due July 15, 2000 issued by Sifto Canada Inc.

                                    Sch-A-2

IMC Kalium Ogden Corp.,
  a Delaware corporation

IMC Salt Inc.,
  a Delaware corporation

International Minerals & Chemical (Canada) Global Limited, a Canada (Federal) corporation

KCL Holdings, Inc.,
  a Delaware corporation

NAMSCO Inc.*,
  a Delaware corporation

Phosphate Resource Partners Limited Partnership, a Delaware limited partnership

Sifto Canada Inc.,
  an Ontario corporation

The Vigoro Corporation,
  a Delaware corporation



______________________________

* Common stock has been pledged for the benefit of 10.25% Senior Secured Discount Notes due July 15, 2001 issued by Harris Chemical North America, Inc. and 8.5% Senior Secured Notes due July 15, 2000 issued by Sifto Canada Inc.

                                    Sch-A-3

                                IMC GLOBAL INC.
                            (a Delaware Corporation)

                             Senior Debt Securities

                                TERMS AGREEMENT
                                ---------------

                                                                October 20, 1998

To:   IMC Global Inc.
      2100 Sanders Road
      Northbrook, Illinois 60062-6146

Ladies and Gentlemen:

          We understand that IMC Global Inc., a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its senior debt securities (the "Debt Securities") (such securities also being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase , severally and not jointly, the principal amount of Underwritten Securities set forth opposite their names below at the purchase price set forth below.


                                                          Principal Amount of
               Underwriter                              Underwritten Securities
               -----------                             ------------------------
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated................................         $140,000,000
Chase Securities Inc...............................           60,000.000
                                                            ------------
       Total.......................................         $200,000,000
                                                            ============

     The Underwritten Securities shall have the following terms:

Title:                             6 5/8% Notes due 2001.

Rank:                              Senior Debt.

Ratings:                           Moody's Investor's Service, Inc. - Baa2.
                                   Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. - BBB.

Aggregate principal amount:        $200,000,000.

Denominations:                     $1,000 and integral multiples thereof.

Currency of payment:               United States dollars.

Interest rate or formula:          6 5/8% per annum.

Interest payment dates:            Each October 15 and April 15, commencing
                                   April 15, 1999.

Regular record dates:              Each October 1 and April 1.

Stated maturity date:              October 15, 2001.

Redemption provisions:             None.

Sinking fund requirements:         None.

Conversion provisions:             None.

Listing requirements:              None.

Black-out provisions:              During a period of nine days from October 20,
                                   1998, the Company will not, without the prior written consent, such consent not to be unreasonably withheld, of Merrill Lynch,
                                   Pierce, Fenner & Smith Incorporated, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the Underwritten Securities or such other debt securities.

Fixed or Variable Price Offering:  Fixed price offering.

     Initial public offering price per share:  99.701% of the principal amount, plus accrued interest, if any,
                                               from October 26, 1998.

Purchase price:              99.251% of the principal amount.

Form: Global certificate representing the Underwritten Securities registered in the name of Cede & Co., as nominee for The Depository Trust Company.

Other terms and conditions:  The Underwritten Securities will be issued under an indenture, dated as of August 1, 1998, between the Company and The Bank of New York, as Trustee (the "Indenture"). All references to the "Indenture" in the Underwriting Agreement (as defined below) shall be deemed to refer to the Indenture.

Closing date and location:   October 26, 1998; Brown & Wood llp, One World Trade
                             Center, New York, New York 10048.

          All of the provisions contained in the Company's Underwriting Agreement, dated October 20, 1998 (the "Underwriting Agreement"), are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise specified herein, terms defined in the Underwriting Agreement are used herein as therein defined.

          This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed wholly in such State.

          If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the undersigned a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement among the Underwriters named herein and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                   Very truly yours,

                                   MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED
                                   CHASE SECURITIES INC.

                                   By:  Merrill Lynch, Pierce, Fenner & Smith
                                                 Incorporated



                                   By: /s/ Janet Mitchell
                                       ----------------------------------------
                                       Authorized Signatory


Accepted:

IMC GLOBAL INC.


By: /s/ E. Paul Dunn, Jr.
    -----------------------------------
    Name:  E. Paul Dunn, Jr.
    Title:  Vice President and Treasurer